Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER

Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we the undersigned Chief Executive Officer and Chief Financial Officer of NPS Pharmaceuticals, Inc. certify that the Quarterly Report of NPS Pharmaceuticals, Inc. on Form 10-Q for the quarter ended September 30, 2014 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects, the financial condition and results of operations of NPS Pharmaceuticals, Inc.

Date: November 10, 2014	/s/ FRANCOIS NADER Francois Nader President and Chief Executive Officer

Date: November 10, 2014	/s/ LUKE M. BESHAR Luke M. Beshar Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to NPS Pharmaceuticals, Inc. and will be retained by NPS Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.